--------------------------------------------------------------------------------










                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 April 20, 2004
                            (Date of report; date of
                            earliest event reported)


                         Commission file number: 1-3754


                      GENERAL MOTORS ACCEPTANCE CORPORATION
             (Exact name of registrant as specified in its charter)


                   Delaware                                38-0572512
        (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                             200 Renaissance Center
                         P.O. Box 200 Detroit, Michigan
                                   48265-2000
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (313) 556-5000
              (Registrant's telephone number, including area code)









--------------------------------------------------------------------------------

Item 12.  Results of Operations and Financial Condition


                    GMAC FIRST QUARTER 2004 EARNINGS SUMMARY

General Motors Acceptance Corporation (GMAC) recorded its highest first quarter earnings ever in the first quarter of 2004. Consolidated net income of $786 million was up $87 million from the $699 million earned in the same quarter of 2003.

For the quarter, net income from financing operations totaled $442 million, up $140 million from the $302 million earned in the prior year. The increase reflects lower credit loss provisions and improved off-lease remarketing results, which more than offset the unfavorable impact of lower net interest margins.

GMAC Insurance Holdings, Inc. generated net income of $91 million in the first quarter of 2004. Earnings were up $65 million from the same period in 2003, due to improved investment portfolio performance and continued growth in underwriting income.

GMAC Mortgage Group, Inc. generated earnings of $253 million, down $118 million from the prior year first quarter record. These decreased earnings resulted from lower mortgage origination volume, reduced mortgage refinancing activity, and decreased pricing margins.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     GENERAL MOTORS ACCEPTANCE CORPORATION
                                     -------------------------------------
                                     (Registrant)



Dated:        April 20, 2004         /s/  SANJIV KHATTRI
              ----------------       -------------------------------------
                                     Sanjiv Khattri
                                     Executive Vice President,
                                     Chief Financial Officer and Director


Dated:        April 20, 2004         /s/  LINDA K. ZUKAUCKAS
              ----------------       -------------------------------------
                                     Linda K. Zukauckas
                                     Controller and Principal Accounting Officer